Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form SB-2/A Amendment No. 3 of Cascade Energy, Inc. dated on or around July 14, 2006 of our reports on form 10-KSB/A for the year ended February 28, 2006 dated March 24, 2006 except as to Note 13 as to which date is June 25, 2006 relating to the financial statements of Cascade Energy, Inc. which appear in such Form.

De Leon & Company, P.A.

Certified Public Accountants

Pembroke Pines, Florida

July 17, 2006